                                                                                   Exhibit 99.1
                                    Explanation of Responses

Reporting Person:                 Victory Park GP, LLC

Address:                          c/o Victory Park Capital Advisors, LLC
                                  227 West Monroe Street, Suite 3900
                                  Chicago, Illinois 60606

Issuer and Ticker Symbol:         Unigene Laboratories, Inc. [UGNE]

Relationship of Reporting         Director and 10% Owner
Person to Issuer:

Date of Event                     7/16/12
Requiring Statement:

Explanation of Responses:

Effective as of July 16, 2012, pursuant to Redemption Agreements (the "Redemption Agreements")
entered into by Victory Park Credit Opportunities Master Fund, Ltd. ("Master Fund") with
Victory Park Credit Opportunities, L.P. ("Delaware Fund") and Victory Park Credit Opportunities
Intermediate Fund, L.P. ("Cayman Fund"), all of the investments of Master Fund, including the
Senior Secured Convertible Note and all 9,147,464 shares of Common Stock of the Issuer held by
Master Fund, were distributed to its shareholders Delaware Fund and Cayman Fund on a pro rata basis based on the respective ownership percentages of the shares of Master Fund owned by such shareholders as of July 16, 2012, in exchange for all of the shares of Master Fund owned by
Delaware Fund and Cayman Fund, respectively (the "Securities Distribution"). The estimated portions of the shares of Common Stock of the Issuer and the Senior Secured Convertible Note
distributed pursuant to the Redemption Agreements are as follows (the "Estimated Allocation"):
(i) to Delaware Fund, 4,844,497 shares of Common Stock of the Issuer and $14,799,767.00 in principal amount (plus $752,321.48 in payment-in-kind interest accrued thereon through July 16,
2012) of the Senior Secured Convertible Note held by Master Fund, and (ii) to Cayman Fund, the remaining 4,302,967 shares of Common Stock of the Issuer and the remaining $13,145,412.39 in principal amount (plus $668,225.13 in payment-in-kind interest accrued thereon through July 16,
2012) of the Senior Secured Convertible Note held by Master Fund. The Estimated Allocation is subject to adjustment based on the final calculation of the ownership percentages of the shares of Master Fund owned by its shareholders as of July 16, 2012 at such time as the net asset values of Master Fund, Delaware Fund and Cayman Fund are determined. The distributions of the shares of Common Stock of the Issuer and portions of the Senior Secured Convertible Note by
Master Fund to Delaware Fund and Cayman Fund as a result of the Securities Distribution are being separately reported on a Form 4 filed as of the date hereof by each of (i) Master Fund,
(ii) Victory Park Capital Advisors, LLC ("Capital Advisors"), as the investment manager for
Master Fund, (iii) Jacob Capital, L.L.C. ("Jacob Capital"), as the manager of Capital Advisors, and (iv) Richard Levy, as the sole member of Jacob Capital.

Pursuant to that certain Amended and Restated Financing Agreement, dated as of March 16, 2010, by and among the Issuer, the financial institutions party thereto as "Lenders" (including VPC
Fund II, L.P. ("VPC Onshore"), VPC Intermediate Fund II (Cayman), L.P. ("VPC Offshore"),
Delaware Fund and Cayman Fund) and Victory Park Management, LLC (an affiliate of each of VPC
Onshore, VPC Offshore, Delaware Fund, Cayman Fund, Capital Advisors, Victory Park GP, LLC ("GP
I"), Victory Park GP II, LLC ("GP II") and Jacob Capital), as administrative agent and collateral agent for the Lenders and the Holders (as defined therein), Richard Levy was appointed as a member of the board of directors of the Issuer (the "Board") effective March 17,
2010, and, subject to certain conditions, the Board is obligated to nominate Mr. Levy for reelection to the Board at each meeting of stockholders of the Issuer at which directors are to be elected. Accordingly, Richard Levy serves on the Board as a representative of each of VPC
Onshore, VPC Offshore, Delaware Fund, Cayman Fund, Capital Advisors, GP I, GP II and Jacob
Capital.

Each of VPC Onshore, VPC Offshore, Capital Advisors, GP II, Jacob Capital and Richard Levy
previously reported his or its interest in securities of the Issuer in filings under Section
16. In the future, VPC Onshore, VPC Offshore, Delaware Fund, Cayman Fund, Capital Advisors, GP
I, GP II, Jacob Capital and Richard Levy may jointly file Section 16 filings with respect to securities of the Issuer.

                            JOINT FILER INFORMATION

Reporting Person:                 Victory Park Credit Opportunities, L.P.

Address:                          c/o Victory Park Capital Advisors, LLC
                                  227 West Monroe Street, Suite 3900
                                  Chicago, Illinois 60606

Designated Filer:                 Victory Park GP, LLC

Issuer and Ticker Symbol:         Unigene Laboratories, Inc. [UGNE]

Relationship of Reporting         Director and 10% Owner
Person to Issuer:

Date of Event                     7/16/12
Requiring Statement:

VICTORY PARK CREDIT OPPORTUNITIES, L.P.

By: Victory Park GP, LLC, its general partner

By: Jacob Capital, L.L.C., its manager

    /s/ Richard Levy
By: ------------------------------
Name: Richard Levy
Its: Sole Member

                                    JOINT FILER INFORMATION

Reporting Person:                 Victory Park Credit Opportunities Intermediate Fund, L.P.

Address:                          c/o Victory Park Capital Advisors, LLC
                                  227 West Monroe Street, Suite 3900
                                  Chicago, Illinois 60606

Designated Filer:                 Victory Park GP, LLC

Issuer and Ticker Symbol:         Unigene Laboratories, Inc. [UGNE]

Relationship of Reporting         Director and 10% Owner
Person to Issuer:

Date of Event                     7/16/12
Requiring Statement:

VICTORY PARK CREDIT OPPORTUNITIES
INTERMEDIATE FUND, L.P.

By: Victory Park GP, LLC, its general partner

By: Jacob Capital, L.L.C., its manager

    /s/ Richard Levy
By: ------------------------------
Name: Richard Levy
Its: Sole Member